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                                                        Exhibit  5.1

                            Reply  Attention  of   David  J.  Cowan
                            Direct  Tel.           604.643.3178
                            EMail  Address         djc@cwilson.com
                            Our  File  No.         26068-0001  /  D/JSL/411906.1
                                  _______, 2003

Stratabase  Inc.
101  -  34595  3rd  Avenue
Abbortsford,  B.C.
V2S  8B7

Dear  Sirs:

          Re:  Registration  Statement  on  Form  S-4
          -------------------------------------------

          We are counsel to Stratabase Inc. (the "Company"), a Nevada corporation, and have assisted in the preparation of the Registration Statement of the Company on Form S-4 (the "Registration Statement") filed in connection with the continuation of the Company from Nevada to Canada.

     In rendering this opinion we have assumed that all of the issued and outstanding shares of the Company (the "Shares") have been validly issued as fully paid and non-assessable under the laws of the State of Nevada.

     Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that on the continuation of the Company to Canada under the Canada Business Corporations Act the Shares will remain validly issued as fully paid and non-assessable.

     This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.


                                   Yours  truly,


                                   CLARK,  WILSON

                                   /s/  Clark,  Wilson


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